Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Manager, Public Relations
(714) 885-3697	(714) 885-3828
EMULEX ANNOUNCES PRELIMINARY
SECOND QUARTER RESULTS
     COSTA MESA, Calif., January 5, 2009 - Emulex Corporation (NYSE:ELX), today announced that it expects to report revenues of approximately $107-$108 million for its second fiscal quarter ended December 28, 2008, compared to the range of $111-$116 million projected in October 2008 during the Company’s first quarter conference call. The Company expects non-GAAP earnings per share for its second fiscal quarter to be approximately $0.20 per diluted share, compared to the prior projection of $0.20-$0.23 per diluted share. On a GAAP basis, excluding charges, if any, related to potential impairment of goodwill or other assets, the Company expects to report earnings of approximately $0.09 per diluted share compared to the prior projection of $0.09-$0.12 per diluted share. Due to the Company’s reduced enterprise value resulting from the decrease in its stock price, the Company is in the process of assessing whether any impairment of its goodwill or other assets has occurred. Although the exact amount of the charges, if any, related to an impairment of goodwill or other assets cannot be determined at this time, such charges may result in an after tax loss for the quarter on a GAAP basis.
     Emulex expects to announce its final second quarter financial and operating results in late January and will provide additional information and commentary during this quarterly conference call.

Emulex Announces Preliminary Second Quarter Results
January 5, 2009

About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex’s award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high-performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

     Note Regarding Preliminary Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included non-GAAP diluted earnings per share in this press release. This non-GAAP financial measure is adjusted from results based on GAAP to exclude certain expenses and gains. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
     These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
     The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Preliminary Non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles and (ii) stock-based compensation expense. In addition, non-GAAP diluted earnings per share reflect an

Emulex Announces Preliminary Second Quarter Results
January 5, 2009

adjustment of income tax expense associated with exclusion of the foregoing expense items.
At the time of an acquisition, the intangible assets of the acquired company are recorded at fair value and amortized over their estimated useful lives. The Company believes that such intangibles do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of diluted earnings per share that excludes the impact of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP diluted earnings per share is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s diluted earnings per share in comparison to both prior periods as well as to its competitors. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items.
The Company believes disclosure of non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the

Emulex Announces Preliminary Second Quarter Results
January 5, 2009

Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: The statements and financial information set forth above are preliminary and contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers may result in a downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Preliminary Second Quarter Results
January 5, 2009

Reconciliation of Estimated GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	June 29,
(shares in 000s)	2008
Estimated Diluted GAAP earnings per share	$0.09	[1]

Items excluded from diluted GAAP earnings per share to calculate estimated diluted non-GAAP earnings per share, net of tax effect:
Charges, if any, from the impairment of goodwill or other assets	NA	[2]
Stock-based compensation	0.06
Amortization of intangibles	0.05

Impact on diluted earnings per share	0.11

Estimated Non-GAAP diluted earnings per share	$0.20

[1]	Does not include the effects, if any, of any impairment of goodwill and other assets, as the Company has not completed its assessment of any such impairment.

[2]	Not Available-Amount, if any, to be determined after the Company completes its assessment of goodwill and other assets for any impairment.